EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contact:    C. Keith Swaney and Carol S. Porter
            PVF Capital Corp.
            keith.swaney@parkviewfederal.com
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            carol.porter@parkviewfederal.com
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            440.248.7171


                                PVF CAPITAL CORP.
                       ANNOUNCES RESULTS OF ANNUAL MEETING

         Solon, Ohio, February 5, 2008 - PVF Capital Corp. (Nasdaq: PVFC) (the "Company"), the holding company for Park View Federal Savings Bank, announced today that stockholders elected John R. Male, Stanley T. Jaros, Raymond J. Negrelli and Ronald D. Holman, II as directors at the 2007 Annual Meeting held on February 5, 2008. Stockholders also approved amendments to the Company's Code of Regulations to authorize the issuance of uncertificated shares and ratified the appointment of Crowe Chizek and Company LLC as independent auditors for the fiscal year ending June 30, 2008. Stockholders also defeated a proposal, presented by a stockholder at the meeting, that the Board of Directors take action to declassify the Company's Board of Directors.

         PVF Capital Corp. is the holding company for Park View Federal Savings Bank, headquartered in Solon, Ohio, serving the Greater Cleveland area with 17 full-service branch offices. Additional information on the company may be found at www.parkviewfederal.com.
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